Exhibit 10.56

EMPLOYEE

INCENTIVE STOCK OPTION

AGREEMENT

POORE BROTHERS, INC., a Delaware corporation (the “Company”), hereby grants effective                        (the “Grant Date”) to                                           (the “Optionee”) an option to purchase a total of                            shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) at a price of $           per share. The option granted to you is subject to the terms and conditions of the Company’s 2005 Equity Incentive Plan (the “Plan”) and such additional terms and conditions as are set forth in this Incentive Stock Option Agreement (the “Agreement”). The terms of the Plan are incorporated by reference in this Agreement and govern the granting, holding and exercise of your option as though set forth in full in this Agreement. A copy of the Plan is attached to the Prospectus delivered to you with this Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings expressly assigned thereto in the Plan.

1.                                       Nature of the Option. This option is intended to be an “Incentive Stock Option” as defined in and subject to the limitations of Section 422A of the Internal Revenue Code of 1986.

2.                                       Exercise of Option.

a)                                      This option may be exercised by delivery of written notice to the Company in the form attached as Exhibit A stating the number of shares of Common Stock with respect to which the option is being exercised, making such representations, warranties and agreements with respect to such shares of Common Stock as may be required by the Company, and accompanied by full payment of the purchase price therefor. Payment may be made in cash, by check, by delivery of shares of Common Stock or in such other form or combination of forms as shall be acceptable to the Company. This option shall not be exercisable as to fewer than 500 shares of Common Stock, or the remaining shares of Common Stock covered by this option if fewer than 500.

b)                                     Provided that the Optionee is then employed by the Company, this option shall vest and become exercisable in installments on the following dates:

shares
shares
shares

(each of the above dates, a “Vesting Date”).

3.                                       Termination. This option shall expire five (5) years from the Grant Date above, (the “Expiration Date”) unless earlier terminated in accordance with the provisions hereof.

4.                                       Early Termination.

a)                                      In the event that Optionee ceases to be an employee of the Company for any reason whatsoever (including by death, Retirement or Disability, or termination by voluntary resignation or removal with or without Cause), this option shall automatically terminate on the date Optionee ceases to be an employee to the extent this option is unvested on such date.

b)                                     In the event that Optionee is removed as an employee for Cause, this option shall automatically terminate immediately upon the effective date of the notice of such removal whether or not this option is vested or unvested on such date.

c)                                      In the event that Optionee ceases to be an employee of the Company for any reason other than death, Disability or removal for Cause (including by Retirement, termination by voluntary resignation or removal without Cause), Optionee shall have the right to exercise this option to the extent that Optionee was entitled to exercise such option on the date Optionee ceased to be an employee; provided, however, that such exercise must be made on or before the earlier of (i) the 60th day following the date Optionee ceases to be an employee or (ii) the Expiration Date.

d)                                     In the event of the Disability or death of Optionee, Optionee or Optionee’s estate shall have the privilege of exercising this option to the extent that Optionee was entitled to exercise such option on the date of Optionee’s Disability or death; provided, however, that such exercise must be made on or before the earlier of (i) the 180th day following the date of Optionee’s Disability or death or (ii) the Expiration Date.

5.                                       Assignment or Transfer. This option may not be assigned or transferred and shall be exercisable only by the Optionee during the Optionee’s lifetime.

6.                                       Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Arizona without giving effect to the principles of conflicts of laws.

7.                                       Tax Matters.

a)                                      Tax Treatment. Section 422 of the Internal Revenue Code of 1986, as amended, provides for advantageous tax treatment upon the disposition of shares acquired pursuant to an incentive stock option such as you have been granted herein. Such advantageous treatment is presently only available to the extent that the value of shares exercisable for the first time by you pursuant to all your outstanding incentive stock options in the Company does not exceed $100,000 in any one year, based on the fair market value of the shares on the date of grant. Accordingly, if the total value of shares vesting under this stock option and any other incentive stock option granted to you by the Company exceeds the maximum amount permissible under Section 422 or any successor statute, this stock option will be treated as an incentive stock option with respect to the maximum number of permissible shares and as a nonqualified stock option with respect to the balance of shares. There is no assurance that your option will, in fact, be treated as an incentive stock option.

In addition, in order to qualify presently for incentive stock option treatment, you must not make a “disqualifying disposition” of shares acquired pursuant to this stock option within two (2) years from the Grant Date nor within one (1) year after the shares are transferred to you. Although the foregoing holding period requirements do not represent a term or condition of this stock option, you may find that it is in your best interests to comply with them.

Because the tax effect may vary depending on your personal circumstances, including any alternative minimum tax treatment, and the tax laws may change from time to time, it is strongly recommended that you consult with tax counsel or a tax advisor in order to realize any available tax benefits associated with this stock option.

b)                                     Withholding. If the exercise of any rights granted in this Agreement of the disposition of shares following exercise of such rights results in the Optionee’s realization of income which for federal, state or local income tax purposes is, in the opinion of the Company, subject to withholding of tax, the Optionee will pay to the Company an amount equal to such withholding tax (or the Company may withhold such amount from any compensation due the Optionee) prior to delivery of certificates evidencing the shares of Common Stock purchased.

8.                                       Not an Employment Agreement. This Agreement is not an assurance of continued engagement as a director for any period of time, including any period of time necessary to permit vesting of your option under Paragraph 2(b) above.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Incentive Stock Option Agreement effective on the first date mentioned above.

THE COMPANY:

POORE BROTHERS, INC.	OPTIONEE:

By:	Signature:
Its:	Print Name:

3

EXHIBIT A

Form of Notice

POORE BROTHERS, INC.

NOTIFICATION OF EMPLOYEE

STOCK OPTION EXERCISE

I,                                     , hereby notify the Senior Vice President & Chief Financial Officer of Poore Brothers, Inc. (the “Company”) of my request to exercise                  (quantity) options granted on                          at the option price of $            per share under the terms and conditions of the Poore Brothers, Inc. 2005 Equity Incentive Plan.

A check in the amount of $                       , payable to Poore Brothers, Inc., is attached.

Please register these shares as follows and mail the certificate to the address below:

Name:

Address:

City/State/Zip:

I understand that the Company may be entitled to a tax deduction in certain circumstances if I decide to sell the underlying shares. I hereby agree to provide the Company with information regarding the sale of these shares, including date of sale, sales price per share, the number of shares sold and such other information that they may reasonably require, or do hereby authorize my broker to provide such information directly to the Company.

______-______-_______
Employee Name (please print)	Social Security Number

Employee Signature	Date

Stock Option exercise request received and accepted on behalf of Poore Brothers, Inc.:

By:	Date

A-1